                          SCHEDULE 14A PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                File No. 1-13436

[X] Filed by the Registrant
[ ] Filed by a party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         TELETOUCH COMMUNICATIONS, INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:    N/A

2)  Aggregate number of securities to which transaction applies:       N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                       N/A

4)  Proposed maximum aggregate value of transaction:                   N/A

5)  Total fee paid:                                                    N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:                                            N/A

2)  Form, Schedule or Registration Statement No.:                      N/A

3)  Filing Party:                                                      N/A

4)  Date Filed:                                                        N/A

[TELETOUCH LOGO]



September 22, 1999


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Teletouch Communications, Inc. on October 26, 1999. The 1999 annual meeting will begin at 8:00 a.m. local time at the Four Seasons Hotel, 1300 Lamar, in Houston, Texas.

Information regarding each of the matters to be voted upon at the 1999 annual meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about September 22, 1999.

Because it is important that your shares be voted at the 1999 annual meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Houston on October 26, 1999.


Very truly yours,


/s/ Robert M. McMurrey

Robert M. McMurrey
Chairman of the Board

                         TELETOUCH COMMUNICATIONS, INC.
                            110 N. COLLEGE, SUITE 200
                               TYLER, TEXAS 75702

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 26, 1999

                    ----------------------------------------

TO THE STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Teletouch Communications, Inc., a Delaware corporation (the "Company"), will be held on October 26, 1999, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, at 8:00 a.m. local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect two Class II directors to serve for three years and until their successors have been duly elected and shall qualify;

2. To ratify the selection of Ernst & Young LLP as our independent accountants; and

3. To transact such other business as may properly come before the meeting.

         All stockholders are cordially invited to attend the 1999 annual meeting. Only those stockholders of record at the close of business on September 13, 1999 are entitled to notice of and to vote at the 1999 annual meeting and any adjournments thereof. The stock transfer books will not be closed.

         Stockholders should note that the Teletouch By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Teletouch Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to stockholders.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, NEW YORK, NY 10004.

September 22, 1999                         TELETOUCH COMMUNICATIONS, INC.


                                           /s/ Susie F. Smith

                                           Susie F. Smith, Secretary

                         TELETOUCH COMMUNICATIONS, INC.


                                 PROXY STATEMENT

                            Dated September 22, 1999


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Teletouch Communications, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of Teletouch stockholders to be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, on October 26, 1999, at 8:00 a.m., and at any adjournments thereof (the "annual meeting"). The principal executive offices of Teletouch are located at 110 N. College, Suite 200, Tyler, Texas 75702 and its telephone number is (888) 800-0232.

         The annual meeting has been called to consider and take action on the following proposals: (i) to elect two Class II directors to serve for three years and until their successors have been duly elected and shall qualify; (ii) to ratify the selection of Ernst & Young LLP as our independent accountants; and
(iii) to transact such other business as may properly come before the annual meeting.

         The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals. All of the holders of record of common stock, $.001 par value, of Teletouch at the close of business on September 13, 1999 (the "record date") will be entitled to vote at the 1999 annual meeting. The stock transfer books will not be closed.

         In June 1998 Teletouch affected a two-for-three reverse split of its common stock. Unless otherwise indicated, all figures in this Proxy Statement relating to shares, options, share or option prices, etc., have been calculated or adjusted to give effect to the reverse split.

         The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Teletouch Annual Report to Stockholders for the year ended May 31, 1999 are being mailed to stockholders on or about September 22, 1999. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended May 31, 1999, as filed with the Securities and Exchange Commission ("SEC"), without exhibits. Please address all such requests to Teletouch, 110 N. College, Suite 200, Tyler, Texas 75702,
Attention: Corporate Assistant Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

                               VOTING REQUIREMENTS

         As of the record date, there were outstanding 4,235,465 shares of common stock. Only holders of shares of common stock of record as of the close of business on the record date will be entitled to vote at the annual meeting, such holders being entitled to one vote on all matters presented at the annual meeting for each share held of record. The presence in person or by proxy of holders of record of at least one-third of the shares of common stock outstanding as of the record date is required for a quorum to transact business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned until a quorum is obtained. The nominees to be elected as Class II Directors named in Proposal 1 must receive a plurality of the eligible votes cast at the annual meeting with respect to Proposal 1. The approval of all other matters to be considered at the annual meeting requires the affirmative vote of at least a majority of the shares of common stock entitled to vote thereon, present in person or by proxy. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum. Holders of the 15,000 shares of Series A 14% Cumulative Preferred Stock and 87,286 shares of Series B Preferred Stock which are issued and outstanding are entitled to notice of all meetings of stockholders at the same time and in the same manner as notice is given to all stockholders entitled to vote at any such meeting; however, such shares of Preferred Stock shall not be counted for purposes of calculating the quorum nor are such shares of Preferred Stock entitled to vote on any matter proposed herein.

         As of the record date, all of the present directors and executive officers of Teletouch, as a group of eight persons, owned beneficially 76% of the total voting securities of Teletouch. To the knowledge of management, as of the record date, the only executive officers, directors or nominees for director who owned beneficially five percent or more of Teletouch outstanding shares are Messrs. McMurrey, Wedner and Van Pelt. See "Voting Securities and Principal Holders Thereof."

         Proxies given by stockholders of record for use at the 1999 annual meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of Teletouch at any time up to and including the last business day preceding the day of the 1999 annual meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such annual meeting on the day of the annual meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         The cost of soliciting proxies in the accompanying form will be borne by Teletouch. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

         The Company's Annual Report for the fiscal year ended May 31, 1999, including audited financial statements, will accompany the mailing to stockholders of this Proxy Statement.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The Board of Directors does not propose any action for which the laws of the State of Delaware, the Certificate of Incorporation or the By-Laws of Teletouch provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                       INTEREST OF OFFICERS AND DIRECTORS
                           IN MATTERS TO BE ACTED UPON

         Certain officers or directors of Teletouch have an interest in one of the matters to be acted upon at the 1999 annual meeting: Class II directors (Messrs. Carlson and Wedner) have been nominated for re-election to the office of director for a term of three years.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         Only holders of record of the outstanding 4,235,465 shares of common stock as of the close of business on the record date will be entitled to vote at the 1999 annual meeting. Each share of common stock is entitled to one vote. The following table sets forth certain information as of the record date with respect to: (1) each executive officer and director; (2) all executive officers and directors of Teletouch as a group; and (3) all persons known by Teletouch to be the beneficial owners of five percent or more of Teletouch common stock.

-----------------------------------------------------------------------------------------------------------
                                                                                  Percentage of Outstanding
Name and Address                                         Number of Shares          Shares of Common Stock
of Beneficial Owner (1)                                 Beneficially Owned           Beneficially Owned
----------------------------------------------------    ------------------        -------------------------
Robert M. McMurrey (2)(3)(4)                                1,213,333                      28.6%
110 N. College, Suite 200
Tyler, TX  75702

J. Richard Carlson (2)(5)                                     143,583                       3.3%
110 N. College, Suite 200
Tyler, TX  75702

-----------------------------------------------------------------------------------------------------------
                                                                                  Percentage of Outstanding
Name and Address                                         Number of Shares          Shares of Common Stock
of Beneficial Owner (1)                                 Beneficially Owned           Beneficially Owned
----------------------------------------------------    ------------------        -------------------------
Clifford E. McFarland (3)(6)                                   13,332                         *
McFarland, Grossman & Company
9821 Katy Freeway, Suite 500
Houston, TX  77024

Charles C. Green III (3)(7)                                     7,332                         *
Castle Tower Holding Corporation
510 Bering, Suite 310
Houston, TX  77057

Continental Illinois Venture Corporation (8)                5,846,055                      62.4%
231 South La Salle Street
Chicago, IL  60697

Marcus D. Wedner (3)(9)                                     5,852,721                      62.5%
Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697

Thomas E. Van Pelt, Jr. (3)(9)                              5,852,721                      62.5%
Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697

Thomas E. Gage (3)(10)                                         57,332                       1.4%
Marconi Pacific, LLC
7910 Woodmont Avenue, Suite 540
Bethesda, MD  20814

J. Kernan Crotty (2)(11)                                       12,911                         *
110 N. College, Suite 200
Tyler, TX  75702

CIVC Partners I (12)                                          511,763                       11.3%
c/o Continental Illinois Venture Corporation
231 South La Salle Street
Chicago, IL  60697

GM Holdings, L.L.C. (13)                                      701,526                       15.5%
201 Fourth Avenue North, 11th Floor
Nashville, TN  37219

All Executive Officers & Directors as a Group               7,293,664                       76.0%
(8 Persons) (14)

---------------

*      Denotes less than one percent.
(1) Unless otherwise noted, Teletouch believes that all of such shares are owned of record by each individual named as beneficial owner and that such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them. Such person's percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days from the date hereof, have been exercised or converted, as the case may be.
(2)    Executive Officer.
(3)    Director.
(4) Mr. McMurrey is the sole owner of the outstanding stock of Rainbow Resources, which is the direct owner of 1,200,000 of such shares. Includes 13,333 shares underlying the currently exercisable portion of options issued to Mr. McMurrey. By virtue of Mr. McMurrey's ownership of Rainbow Resources, he may be deemed to be a "parent" of Teletouch pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(5) Includes 133,333 shares underlying the currently exercisable portion of a stock option granted to Mr. Carlson.
(6)    Includes 7,332 shares underlying stock options granted to Mr. McFarland.
(7)    Represents shares underlying stock options granted to Mr. Green.
(8) Includes 2,660,840 shares of common stock underlying a warrant issued to Continental Illinois Venture Corporation ("CIVC") and 1,945,038 shares of common stock underlying warrants to purchase 324,173 shares of non-voting Series B Preferred Stock (each share of Series B
       Preferred Stock is convertible into six shares of common stock). Also includes 716,461 shares of common stock issued, and 523,716 shares of common stock issuable, to parties related to and not related to CIVC for which CIVC holds the voting rights. CIVC may be deemed to be the beneficial owner of such additional shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act. CIVC disclaims beneficial ownership of such 716,461 and 523,716 shares of common stock. Does not include liquidation value of $11,818,000 (or 11,818 shares) of non-voting Series A Preferred Stock issued to CIVC. CIVC may be deemed to be a "parent" of Teletouch pursuant to the Exchange Act.
(9) Includes 6,666 shares of common stock underlying stock options. The remaining holdings represent shares of common stock issued or underlying currently exercisable warrants or convertible preferred shares issued to CIVC, of which Messrs. Wedner and Van Pelt are Managing Directors, and to certain related parties of CIVC (including CIVC Partners I, of which Messrs. Wedner and Van Pelt are general partners) and others. Because they hold voting control over (i) Teletouch securities owned by CIVC and (ii) Teletouch securities covered by proxies granted by others to CIVC, each of Messrs. Wedner and Van Pelt may be deemed to be the beneficial owner of such shares pursuant to the rules of attribution of beneficial ownership set forth in Rule 13d-3 under the Exchange Act.
(10) Includes 50,000 shares underlying warrants granted to Marconi Pacific, LLC, of which Mr. Gage is Chairman, and 7,332 shares underlying stock options granted to Mr. Gage.
(11) Represents shares underlying the currently exercisable portion of an option issued to Mr. Crotty.
(12) Includes 216,114 shares of common stock which may be acquired upon conversion of 36,019 shares of non-voting Series B Preferred Stock. All of such shares are also included in the figure reported for CIVC in this table, because CIVC holds the voting power, but not the dispositive power, for such shares. See Footnote 8. Does not include liquidation value of $1,313,000 (or 1,313 shares) of Series A Preferred Stock issued to CIVC Partners I. Each of Messrs. Wedner and Van Pelt is a general partner of CIVC Partners I and each has voting and dispositive control over the securities of Teletouch held by CIVC Partners I.
(13) Includes 296,250 shares of common stock which may be acquired upon conversion of 49,375 shares of non-voting Series B Preferred Stock. All of such shares are also included in the figure reported for CIVC in this table because CIVC holds the voting power, but not the dispositive power, for such shares. See Footnote 8. Does not include liquidation value of $1,800,000 (or 1,800 shares) of Series A Preferred Stock issued to GM Holdings, L.L.C.
(14) Includes 1,932,711 shares of common stock issued and outstanding and 5,360,953 shares of common stock underlying exercisable warrants, options and convertible preferred shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The names of all directors and executive officers of Teletouch as of the date hereof are as follows:

NAME                            YEARS WITH TELETOUCH       POSITION WITH TELETOUCH
-----------------------         --------------------       -----------------------------------------------
Robert M. McMurrey                       15                Chairman of the Board of Directors and Chief
                                                           Executive Officer
J. Richard Carlson                       2                 Director, President and Chief Operating Officer
Clifford E. McFarland                    4                 Director
Charles C. Green III                     4                 Director
Marcus D. Wedner                         4                 Director
Thomas E. Van Pelt, Jr.                  2                 Director
Thomas E. Gage                           2                 Director
J. Kernan Crotty                         1                 Executive Vice President, Chief Financial
                                                           Officer and Assistant Secretary

         Biographical information with respect to the present executive officers and Directors of Teletouch, including the nominees for Director, is set forth below.

         Robert M. McMurrey has been Chief Executive Officer and a director of Teletouch since 1984. He is also the President and Chief Executive Officer and director of Rainbow Resources, of which he is the sole stockholder. Through Rainbow Resources, Mr. McMurrey acquired a controlling interest in Teletouch in 1984. Also in 1984, Mr. McMurrey formed a corporation known as Jecca Towers to own and operate telecommunications towers and specialized mobile radio operations. Mr. McMurrey was active in the oil and gas industry for over 30 years. Mr. McMurrey received a B.S. Degree in Petroleum Engineering from the University of Texas in 1971. Mr. McMurrey is 53 years old and is a Class I director.

         J. Richard Carlson was appointed President and Chief Operating Officer of Teletouch in August 1997. He was appointed to fill a Class II vacancy on the Board of Directors in November 1998. From January to August 1997, he owned and operated Diamond Wireless Group, Inc., a consulting firm in Alexandria, Virginia. He was Vice President of Marketing for IDB Mobile Communications, a provider of mobile satellite services, from August 1995 to December 1996, and Vice President of Marketing and Operations for Coastel Communications, an offshore cellular telephone service provider, from January 1992 to July

1995. Mr. Carlson is 37 years old and has been nominated for re-election as a Class II director.

         Clifford E. McFarland has been a director of Teletouch since May 1995 and in 1991 co-founded and has been the President and a Managing Director of McFarland, Grossman & Company ("MGC"), an investment bank in Houston, Texas. MGC has from time to time rendered investment banking services to Teletouch. See "Compensation of Directors and Executive Officers--Consulting and Other Arrangements." From 1988 to 1994, Mr. McFarland was Secretary and a director of Amerinet Corporation ("Amerinet"), a non-reporting, public company marketing affinity credit cards. Amerinet ceased operations on March 15, 1990 and was inactive thereafter. Amerinet made filings in bankruptcy court in early 1995 in order to reorganize for a merger with a private company. Mr. McFarland is 43 years old and is a Class I director.

         Charles C. Green III has been a director of Teletouch since May 1995. In September 1997, he became Executive Vice President and Chief Financial Officer of Castle Tower Holding Corporation, a telecommunications holding company. During 1997 he was Executive Vice President, Chief Financial Officer and a director of Bellweather Exploration Company, an independent oil and gas company in Houston. He was Vice Chairman and Chief Investment Officer of Torch Energy Advisors Incorporated ("Torch"), a Houston-based manager of oil and gas investments for domestic and foreign institutional investors, from 1995 to 1996. He was President of Torch from 1994 to 1995 and Executive Vice President from 1992 to 1994. Mr. Green is 53 years old and is a Class III director.

         Marcus D. Wedner has been a director of Teletouch since August 1995 and has been a Managing Director of CIVC, a venture capital investor, since 1992, prior to which he was a Vice President of CIVC from 1990. Mr. Wedner is also a director of TransWestern Communications Company, Inc., the holding company of an independent publisher of yellow pages directories. Mr. Wedner is 36 years old and is a Class II director.

         Thomas E. Van Pelt, Jr. has been a director of Teletouch since March 1998. Since late 1994 he has been a Managing Director of CIVC, and from 1990 through 1994 he was Vice President of Continental Bank. Mr. Van Pelt is 35 years old and is a Class III director.

         Thomas E. Gage has been a director of Teletouch since March 1998. Since 1996 he has been Chairman and owner of Marconi Pacific LLC of Bethesda, Maryland, a consulting firm. Marconi Pacific LLC provides consulting services to Teletouch. From 1991 to 1996, Mr. Gage was associated with Gemini Consulting in Morristown, New Jersey. See "Compensation of Directors and Executive Officers--Consulting and Other Arrangements." Mr. Gage is 48 years old and is a Class I director.

         J. Kernan Crotty joined Teletouch as Executive Vice President and Chief Financial Officer in November 1998. From 1995 until he joined Teletouch, he was founder and a principal of Latah Creek Investment Company, a manufacturer and importer of home furnishings, as well as a principal and Vice President of Courtside Products, Inc., a manufacturer and importer of sporting goods. From 1993 to 1995 Mr. Crotty was a self employed investor. From 1979 to 1993 Mr. Crotty was with General Dynamics, retiring as Staff Vice President - Financial Analysis. Mr. Crotty is 55 years old and holds an MBA degree from New York University.

         All officers of Teletouch are elected to serve in such capacities until the next annual meeting of the Board of Directors of Teletouch and until their successors are duly elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires all Teletouch officers and directors, and persons who own more than ten percent of a registered class of Teletouch equity securities, to file reports of ownership and changes in ownership of equity securities of Teletouch with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Teletouch with copies of all Section 16(a) forms that they file.

         Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to Teletouch pursuant to the Exchange Act during its most recent fiscal year, Teletouch believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and securityholders required to file the same during the fiscal year ended May 31, 1999.

                             THE BOARD OF DIRECTORS

         The Company's Certificate of Incorporation provides that the number of directors of Teletouch shall be set forth in the By-Laws, which number may be increased or decreased pursuant to the By-Laws. In accordance with the By-Laws, the number of directors may be no fewer than three and no more than twelve. Pursuant to the Teletouch By-Laws, the Board of Directors has established that the Board of Directors shall consist of seven members.

         The current directors are designated in each class as follows: Class I
- Robert M. McMurrey, Clifford E. McFarland and Thomas E. Gage; Class II - J. Richard Carlson and Marcus D. Wedner; and Class III - Charles C. Green III and Thomas E. Van Pelt, Jr. Class III directors are expected to stand for re-election at the annual meeting of stockholders one year subsequent to the 1999 annual meeting; and Class I directors are expected to stand for re-election at the annual meeting of stockholders two years subsequent to the 1999 annual meeting. Each member of the Board of Directors then elected will serve for a term of three years or until a successor has been elected and qualified. The Class II directors, J. Richard Carlson and Marcus D. Wedner, will stand for re-election at the 1999 annual meeting to serve for three years and until their successors are duly elected and qualified. Messrs. Wedner and Van Pelt serve on the Board of Directors as the designees of CIVC.

         The Board of Directors met four times during the fiscal year ended May 31, 1999. Mr. Green was the only incumbent director who attended fewer than 75% of the aggregate of all of the meetings of the Board and the Committees on which he served.

         There are no material proceedings to which any director, officer or affiliate of Teletouch, any owner of record or beneficially of more than five percent of any class of voting securities of Teletouch, or security holder is a party adverse to Teletouch or any of its subsidiaries or has a material interest adverse to Teletouch or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established three standing committees, namely, an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors does not have a standing nominating committee or any committee serving a similar function.

         Audit Committee. The duties and responsibilities of the Audit Committee are to recommend the selection of the independent public accountants for Teletouch to the Board of Directors, to review the scope and cost of the audit, to review the performance and procedures of the auditors, to review the final report of the independent auditors, to be available for consultation to the independent auditors, to review with the Teletouch Chief Financial Officer and independent auditors corporate accounting practices and policies and financial controls, and to perform all other such duties as the Board of Directors may from time to time designate. The members of the Audit Committee are Clifford E. McFarland, chairman, Thomas E. Van Pelt, Jr. and Thomas E. Gage. During the fiscal year ended May 31, 1999, the Audit Committee held two meetings; Mr. Van Pelt was absent from one meeting.

         Compensation Committee. The duties and responsibilities of the Compensation Committee are to review periodically the compensation of executive officers and other key employees, to make recommendations as to bonuses and salaries, and to perform all other such duties as the Board of Directors may from time to time designate. The members of the Compensation Committee are Marcus D. Wedner, chairman, and Charles C. Green III. During the fiscal year ended May 31, 1999, the Compensation Committee held one meeting; both members were present.

         Executive Committee. The duties and responsibilities of the Executive Committee are to exercise the powers and authority of the Board of Directors in the management of the business and affairs of Teletouch, to the extent not assigned to other committees of the Board of Directors and to the extent permitted by Delaware law and the By-Laws of Teletouch. The members of the Executive Committee are Robert M. McMurrey and Marcus D. Wedner. During the fiscal year ended May 31, 1999, the Executive Committee held no meetings.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the aggregate cash compensation paid to the Teletouch Chief Executive Officer and each other officer receiving compensation in excess of $100,000 for services rendered to Teletouch during the fiscal years ended May 31, 1999, 1998 and 1997. The figures set forth in the following tables relating to stock and stock options are adjusted to give effect to the Teletouch reverse stock split, which occurred on June 25, 1998.

SUMMARY COMPENSATION TABLE


                                          Annual Compensation                     Long-Term Compensation
-------------------------------------------------------------------------------------------------------------
                                                                                 Restricted      Securities
        Name and                                                Other Annual        Stock        Underlying
   Principal Position     Year    Salary ($)   Bonus ($)(1)   Compensation ($)  Awards ($)(2)  Option/SARs (#)
-------------------------------------------------------------------------------------------------------------
Robert M. McMurrey (3)    1999     175,000       25,000            ---               ---            ---
Chairman and CEO          1998     175,000       50,000            ---               ---            ---
                          1997     175,000       12,000            ---               ---            ---
-------------------------------------------------------------------------------------------------------------
J. Richard Carlson (4)    1999     175,000       50,000            ---               ---            ---
President and COO         1998     145,833       80,000            ---               ---          333,333
                          1997       ---          ---              ---               ---            ---
-------------------------------------------------------------------------------------------------------------
J. Kernan Crotty          1999      66,018       41,500            ---               ---           50,000
Executive Vice            1998       ---          ---              ---               ---            ---
President and CFO (5)     1997       ---          ---              ---               ---            ---
-------------------------------------------------------------------------------------------------------------

---------------
(1) Unless otherwise indicated, bonuses shown were paid in the fiscal year following the year in which services were provided.
(2) The number and value of the aggregate restricted stock beneficial holdings for the named executives at the end of the last fiscal year, based on the closing bid price of the common stock on May 28, 1999, were as follows (without giving effect to the consideration paid for the securities held): Mr. McMurrey: 1,200,000 shares, with a value of $1,650,000; Mr. Carlson: 10,250 shares, with a value of $14,094, and Mr. Crotty, no shares.
(3) Mr. McMurrey currently holds options to purchase 83,332 shares issued in 1995.
(4) Mr. Carlson became an employee of Teletouch during fiscal year 1998; consequently the fiscal 1998 salary figure is for an abbreviated period. The bonus shown for Mr. Carlson for fiscal 1998, includes $30,000 paid upon joining the Company.
(5) Mr. Crotty became an employee of Teletouch during fiscal year 1999; consequently the fiscal 1999 salary figure is for an abbreviated period. Mr. Crotty's annual salary rate is $110,000. The bonus shown for Mr. Crotty includes $10,000 paid upon joining the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to options granted during the fiscal year ended May 31, 1999 to Messrs. McMurrey, Carlson and Crotty, and as set forth above in the Summary Compensation Table.

---------------------------------------------------------------------------------------------------------------
                          Number of Securities          Percent of Total
                               Underlying            Options/SARs Granted to       Exercise or       Expiration
          Name          Options/SARs Granted (#)    Employees in Fiscal Year     Base Price ($/Sh)      Date
------------------      ------------------------    ------------------------     -----------------   ----------
Robert M. McMurrey                 --                          ---                      ---              ---
J. Richard Carlson                 --                          ---                      ---              ---
J. Kernan Crotty                 50,000                        100%                    $3.00           11/2008

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information with respect to: (i) options exercised during the fiscal year ended May 31, 1999 by Messrs. McMurrey, Carlson and Crotty, as set forth above in the Summary Compensation Table, and
(ii) unexercised options held by such persons at the end of the fiscal year ended May 31, 1999.


                                                     Number of Securities Underlying  Value of Unexercised in the Money
                                                        Unexercised Options/SARs       Options/SARs at the Fiscal Year
                            Shares                       at Fiscal Year End (#)            Ended May 31, 1999 ($)
                          Acquired On      Value      ----------------------------      ----------------------------
       Name               Exercise (#)  Realized ($)  Exercisable    Unexercisable      Exercisable    Unexercisable
------------------        ------------  ------------  -----------    -------------      -----------    -------------
Robert M. McMurrey            ---           ---        83,332(1)           0                 0               0
J. Richard Carlson            ---           ---        66,667           266,666              0               0
J. Kernan Crotty              ---           ---         6,986            43,014              0               0

(1) Options to issue 6,666 shares expired unexercised subsequent to the fiscal year ended May 31, 1999.

EMPLOYMENT AGREEMENTS

         In August 1995, Teletouch entered into an employment agreement with Mr. McMurrey, Chairman of the Board and Chief Executive Officer. Pursuant to the agreement, Mr. McMurrey had been employed at a base salary of $175,000 per annum for the three years ending August 1998, and was entitled to bonuses based on a performance formula. Mr. McMurrey's employment agreement was extended for an additional one year period, according to its terms, and to date has not been extended or renewed. In July 1997, Teletouch entered into an employment agreement with J. Richard Carlson, President and Chief Operating Officer. Pursuant to the agreement, Mr. Carlson had been employed at a base salary of $175,000 per annum for the first two years ending August 4, 1999, and was entitled to bonuses based on a performance formula. To date, Mr. Carlson's employment agreement has not been extended or renewed.

         The employment agreements permit Teletouch to terminate the employment of the employee for "cause" or for any other reason, provided that in the latter case Teletouch is obligated to continue the employee's base salary (at twice the then current rate) for 12 months. The agreements require that Messrs. McMurrey and Carlson devote substantially all of their business time to Teletouch. Pursuant to the agreements, Teletouch issued to Mr. McMurrey options to purchase 16,666 shares of common stock, which are exercisable at a price of $6.00 per share and which vest ratably over five years (provided that the vesting of such options shall accelerate upon any sale of Teletouch). Similarly, Teletouch issued to Mr. Carlson options to purchase 333,333 shares of common stock, exercisable at $2.715 per share and which vest ratably over five years. The agreements also contain confidentiality and non-competition provisions. In addition, the agreements provide for death benefits and disability benefits and provide for the payment by Teletouch of any expenses of the employee incurred in any successful proceeding to enforce provisions of his employment agreement.

CONSULTING AND OTHER ARRANGEMENTS

         In August 1995, Teletouch entered into an employment agreement with G. David Higginbotham, then President and Chief Operating Officer of Teletouch. In July 1997, Teletouch and Mr. Higginbotham amended Mr. Higginbotham's agreement such that Mr. Higginbotham became the Senior Vice President of Network Operations and MIS of Teletouch. Subsequently, as of June 1, 1998, Teletouch and Mr. Higginbotham mutually terminated Mr. Higginbotham's employment arrangement and entered into a Consulting Agreement, providing that Mr. Higginbotham will provide at least thirty hours per week of executive management consulting services to the Company for an initial period through May 31, 1999 ("Initial Term"), for compensation during the Initial Term of $150,000 per annum. The Consulting Agreement also provides for a twelve month subsequent consulting period, with compensation to be made on an hourly basis at a rate to be negotiated by Teletouch and Mr. Higginbotham prior to the expiration of the Initial Term. Mr. Higginbotham retains his privileges to health benefits as previously provided by Teletouch under his employment agreement.

         Thomas E. Gage, a director of Teletouch, is the Chairman of Marconi Pacific, LLC ("Marconi Pacific"), which provides consulting services to Teletouch on an as-needed basis. During the fiscal year ended May 31,1999, the Company paid Marconi Pacific $45,681 for services rendered to Teletouch.

         Clifford E. McFarland, a director of Teletouch, is President and a Managing Director of McFarland, Grossman & Company. During the fiscal year ended May 31, 1999, Teletouch paid $5,463 to Mr. McFarland's firm for consulting services.

STOCK OPTION PLAN

         Under the Teletouch Communications, Inc. 1994 Stock Option and Appreciation Rights Plan (the "Stock Option Plan"), directors of Teletouch who are not also employees may participate in the Stock Option Plan only to the extent of grants of Non-Qualified Options on a non-discretionary basis pursuant to a formula set forth in the Stock Option Plan to the effect that on the date of election to the Board, each non-employee director shall receive a Non-Qualified Option to purchase 6,666 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Each such option shall vest and become exercisable one year from the date of grant thereof. Messrs. Green, McFarland, Wedner, Van Pelt and Gage were each granted such an option upon their joining the Board of Directors. In addition, the Board of Directors has adopted a policy providing that each non-employee, non-affiliate director shall receive a non-discretionary Non-Qualified Option pursuant to the Stock Option Plan to purchase 666 shares of common stock effective as of June 1, 1998 and subsequently on the first business day of January each year beginning in January 1999. Such option will be exercisable at a price equal to the closing market price on the date of grant, and will vest in full one year from the date of grant. Messrs. Green, McFarland and Gage were each granted such an option to purchase 666 shares effective June 1, 1998 and January 4, 1999.

REMUNERATION OF DIRECTORS

         As stated in the previous paragraph, all non-employee directors are entitled to receive a one-time grant of options to purchase 6,666 shares of common stock upon election as a director; and all non-employee non-affiliate directors are entitled to receive a grant of options to purchase 666 shares of common stock on the first business day of each calendar year. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

         In July 1998, Teletouch instituted a policy directing that every non-employee, non-affiliate director of Teletouch would be paid $500 for attendance at meetings of the Board of Directors ($100 for telephonic attendance). Such amount is in addition to reimbursement to such directors for out-of-pocket expenses related to meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Charles C. Green III and Marcus D. Wedner. Neither is an officer or employee of Teletouch; Mr. Wedner is a Managing Director of CIVC. See "Voting Securities and Principal Holders Thereof."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 1999. In accordance with SEC rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by Teletouch with the SEC that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such report.

         The Committee administers the compensation program for operating officers of Teletouch and bases its decisions on both individual performance and the financial results achieved by Teletouch. While the Committee consults with the Chairman of the Board and the Chief Operating Officer on certain matters, all compensation decisions are made by the Committee without such officers' participation.

         The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of Teletouch and to reward them for their contributions to our success. For a summary of fiscal 1999 compensation, see the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers" above.

         Base Salaries. The Committee has based its decisions on salaries for the Teletouch executive officers, including its Chairman, Chief Operating Officer and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, our overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to our long-term success and of the executives' individual contributions to such success.

         Bonuses. The Company rewards its executive officers with annual bonuses based upon the performance of Teletouch and each executive. Bonuses are generally paid if Teletouch meets or surpasses certain annual cash flow objectives, including consideration of EBITDA (earnings before interest, taxes, depreciation and amortization). The financial objectives for Teletouch and the performance standards for executives are generally established by the Committee. For fiscal 1999, Teletouch paid bonuses to (i) Mr. McMurrey, $25,000; (ii) Mr. Carlson, $50,000; and (iii) Mr. Crotty, $31,500.

         Stock Options. The Committee views stock options as its primary long term compensation vehicle for the Teletouch executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Teletouch stock price increases. Options granted under the Teletouch 1994 Stock Option Plan generally vest in annual increments over five years beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of Teletouch, the level of the executive's position within Teletouch and an evaluation of the executive's past and expected future performance. The Committee grants stock options periodically, but not necessarily on an annual basis. During fiscal 1999, one person was granted options, comprising rights to purchase 50,000 shares of common stock.

         Chief Executive Officer. The salary established in fiscal 1999 for Mr. McMurrey, the Chairman and Chief Executive Officer of Teletouch, was based on the factors and analysis described. Specific factors considered by the Committee include the Chairman's current responsibilities with Teletouch and the Teletouch executive bonus structure described above.

                                  By the members of the Compensation Committee:
                                           Marcus D. Wedner, Chairman
                                           Charles C. Green III

PERFORMANCE GRAPH

         The following graph compares the Teletouch cumulative total shareholder return since the common stock became publicly traded on December 21, 1994 with that of the American Stock Exchange (the AMEX Composite Index, which on January 2, 1997 replaced the AMEX Market Value Index) and a peer group index. The graph assumes an initial investment of $100.00 and the reinvestment of dividends (where applicable). The issuers comprising the peer group are Arch Communications Group, Inc., Metrocall, Inc., PageMart Wireless, Inc., Paging Network, Inc., Aquis Communications Group Inc. (formerly Paging Partners Corporation), Preferred Networks, Inc. and Skytel Communications, Inc. All data relating to the Teletouch total return in the performance graph has been adjusted to give effect to the

Teletouch June 1998 reverse stock split. The Company has never paid a dividend on its common stock.

                          TOTAL RETURN TO STOCKHOLDERS
                     (Assumes $100 investment on 12/21/94)

         The following represents in table form the same information set forth in the graph above.

                                                    CUMULATIVE TOTAL RETURN ($)
                                    ---------------------------------------------------------------
                                    12/21/94   5/31/95    5/31/96    5/31/97    5/31/98     5/31/99
                                    --------   -------    -------    -------    -------     -------
Teletouch Communications, Inc.       100.00     81.00     131.00      38.00      78.00       21.57
Industry Peer Group                  100.00     99.00     116.00      50.00      83.00       81.99
AMEX Composite Index                 100.00    113.00     141.00     143.00     171.00      188.59

                              CERTAIN TRANSACTIONS

         Except as otherwise disclosed herein, there were no reportable transactions in the last fiscal year between Teletouch and its executive officers, directors or affiliates. See "Compensation of Directors and Executive Officers--Employment Agreements" and "Compensation of Directors and Executive Officers--Consulting and Other Arrangements."

                                   PROPOSAL 1
          TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS AND
         UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY

         The Board of Directors has concluded that the re-election of the Class II directors is in the best interests of Teletouch and recommends stockholder approval of the re-election of J. Richard Carlson and Marcus D. Wedner for three-year terms and until their successors have been duly elected and shall qualify. The remaining five directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Messrs. Carlson and Wedner and the other Teletouch directors can be found under "Directors and Executive Officers."

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. Carlson and Wedner, the nominees listed herein. Although the Board of Directors of Teletouch does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed proxy will vote for the election of such other persons as may be nominated by the Board of Directors.

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Carlson and Wedner, the nominees listed above.

                                   PROPOSAL 2
                  TO RATIFY THE SELECTION OF ERNST & YOUNG LLP
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, concluded that the continued engagement of Ernst & Young LLP as our independent public accountants was in the best interests of Teletouch. Representatives of Ernst & Young LLP will be present at the 1999 annual meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions.

         The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent public accountants for Teletouch.

                              OTHER PROPOSED ACTION

         The Board of Directors does not intend to bring any other matters before the annual meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the annual meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

         Stockholders should note that the Teletouch By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Teletouch Corporate Secretary no later than the close of business on the fifth day following the day on which notice of the 1999 annual meeting is first given to stockholders.

                      STOCKHOLDER PROPOSALS AND SUBMISSIONS

         If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Teletouch Board of Directors with respect to the next annual meeting of stockholders, that proposal must be presented to the Teletouch management prior to May 25, 2000.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                           TELETOUCH COMMUNICATIONS, INC.

                                           /s/ Susie F. Smith

                                           Susie F. Smith, Secretary

TELETOUCH COMMUNICATIONS, INC.                                             PROXY

        ANNUAL MEETING OF STOCKHOLDERS OF TELETOUCH COMMUNICATIONS, INC.
                              ON OCTOBER 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. Richard Carlson, Thomas E. Gage, Charles
C. Green III, Clifford E. McFarland, Robert M. McMurrey, Thomas E. Van Pelt, Jr. and Marcus D. Wedner, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on October 26, 1999 at 8:00 a.m. at the Four Seasons Hotel, 1300 Lamar, Houston, Texas or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS II DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

    [ ] FOR THE NOMINEES LISTED BELOW                        [ ] WITHHOLD AUTHORITY
                                                                 to vote for the nominees listed below

   (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE STRIKE A LINE
                       THROUGH THE NOMINEE'S NAME BELOW:)
               J. Richard Carlson                Marcus D. Wedner

2. TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

    IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                 Dated:                   , 1999
                                                       -------------------

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Signature if held jointly

    PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.